As filed with the Securities and Exchange Commission on May 14, 2002
                                                           Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                       ----------------------------------
                             WASHINGTON, D.C. 20549
                              -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              -------------------

                          DIGITAL INSIGHT CORPORATION
             (Exact name of registrant as specified in its charter)
                              -------------------

           Delaware                                   77-0493142
 (State or other jurisdiction of                    (I.R.S. Employer
 incorporation or organization)                    Identification No.)
                               26025 Mureau Road
                          Calabasas, California 91302
                                 (818) 871-0000
         (Address and telephone number of principal executive offices)
                              -------------------

            DIGITAL INSIGHT CORPORATION 1999 STOCK PLAN (AS AMENDED)
         DIGITAL INSIGHT CORPORATION 1999 EMPLOYEE STOCK PURCHASE PLAN
             DIGITAL INSIGHT CORPORATION 2001 NON-EMPLOYEE DIRECTOR
                         STOCK OPTION PLAN (AS AMENDED)
                            (Full title of the plan)
                              -------------------

                            Elizabeth S.C.S. Murray
              Executive Vice President and Chief Financial Officer
                          Digital Insight Corporation
                               26025 Mureau Road
                          Calabasas, California 91302
                    (Name and address of agent for service)
                              -------------------

  Telephone number, including area code, of agent for service: (818) 871-0000
                              -------------------

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
                                     Proposed        Proposed
                                     maximum         maximum
Title of             Amount          offering        aggregate     Amount of
securities           to be           price           offering      registration
to be registered     registered(1)   per unit        price         fee
-------------------------------------------------------------------------------
Common Stock,
$0.001 par value:
-------------------------------------------------------------------------------

 1999 Stock Plan (as    750,000(1)   $16.53(2)     $12,397,500(2)   $1,140.57(2)
 amended)

 1999 Employee Stock
  Purchase Plan         300,000(1)   $16.53(2)     $4,959,000(2)    $  456.23(2)

 2001 Non-Employee
 Director Stock Option
 Plan (as amended)       31,000(1)   $16.53(2)     $  512,430(2)    $   47.14(2)
--------------------------------------------------------------------------------
 Total:               1,081,000(1)                $17,868,930(2)    $1,643.94(2)

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights which by reason of certain events specified in the Digital Insight Corporation 1999 Stock Plan, as amended, the Digital Insight Corporation 1999 Employee Stock Purchase Plan and the Digital Insight Corporation 2001 Non-Employee Director Stock Option Plan, as amended (collectively, the "Plans") may become subject to the Plans.

(2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on May 9, 2002, as reported on the Nasdaq National Market and published in The
       Western Edition of The Wall Street Journal.

 The Exhibit Index for this Registration Statement is at page 5.
================================================================================

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


      The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission"), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      Digital Insight Corporation (the "Registrant") has filed with the Commission the following registration statements, the contents of which are incorporated herein by reference:

     (a) Registration Statement on Form S-8, relating to the 1999 Stock Plan and the 1999 Employee Stock Purchase Plan, filed with the Commission on November 1, 1999 (Registration no. 333-90053);

     (b) Registration Statement on Form S-8, relating to the 1999 Stock Plan, filed with the Commission on February 22, 2000, as amended by Post Effective Amendment No. 1 filed with the Commission on November 16, 2001 (Registration no. 333-30876);

     (c) Registration Statement on Form S-8, relating to the 1999 Stock Plan, filed with the Commission on November 16, 2001 (Registration no. 333-73500); and

     (d) Registration Statement on Form S-8, relating to the 1999 Stock Plan, the 1999 Employee Stock Purchase Plan and the 2001 Non-Employee Director Stock Option Plan, filed with the Commission on July 26, 2001 (Registration no. 333-65914).

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

      Not applicable.

ITEM 8.     EXHIBITS

      See the attached Exhibit Index at page 5.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on the 13 day of May, 2002.


                                    DIGITAL INSIGHT CORPORATION,
                                    a Delaware corporation


                                    By:   /s/ ELIZABETH S.C.S. MURRAY
                                          _________________________________
                                          Elizabeth S.C.S. Murray, Executive
                                          Vice President and Chief Financial
                                          Officer


                                POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints Elizabeth S.C.S. Murray and John Dorman, and each of them individually, his/her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURE                     TITLE                  DATE


/S/ JOHN DORMAN                Chief Executive Officer   April 23, 2002
---------------------------    and Chairman of the
John Dorman                    Board (Principal
                               Executive Officer)


/S/ DALE R. WALKER             President, Chief          April 23, 2002
---------------------------    Operating Officer and
Dale R. Walker                 Director


/S/ ELIZABETH S.C.S. MURRAY    Executive Vice            April 23, 2002
---------------------------    President and Chief
Elizabeth S.C.S. Murray        Financial Officer
                               (Principal Financial
                               and Accounting Officer)


/S/ BETSY S. ATKINS            Director                  April 23, 2002
---------------------------
Betsy S. Atkins


/S/ MICHAEL HALLMAN            Director                  April 23, 2002
---------------------------
Michael Hallman


/S/ JAMES MCGUIRE              Director                  April 23, 2002
---------------------------
James McGuire


/S/ ROBERT NORTH               Director                  April 23, 2002
---------------------------
Robert North


/S/ MICHAEL R. SPLINTER        Director                  April 23, 2002
---------------------------
Michael R. Splinter

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                        DESCRIPTION OF EXHIBIT


4.1      Digital Insight Corporation 1999 Stock Plan and Related Agreements.(1)

4.2 Amendments Nos. 1, 2 and 3 to the Digital Insight Corporation 1999 Stock Plan.(2)

4.3      Digital Insight Corporation 1999 Employee Stock Purchase Plan (3)

4.4      Digital Insight Corporation 2001 Non-Employee Director Stock Option
         Plan (4)

4.5 Amendment No. 1 to the Digital Insight Corporation 2001 Non-Employee Director Stock Option Plan (5)

5.       Opinion of Counsel (opinion re legality).

23.1     Consent of Independent Accountants.

23.2     Independent Auditors' Consent.

23.3     Consent of Counsel (included in Exhibit 5).

24. Power of Attorney (included in this Registration Statement under "Signatures").


(1) Previously filed with the Commission as Exhibit 10.6 to the Registrant's Registration Statement on Form S-1 filed with the Commission on June 25, 1999 (Registration no. 333-81547) and incorporated herein by this reference.

(2) Previously filed with the Commission as Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001 and incorporated herein by this reference.

(3) Previously filed with the Commission as Exhibit 10.7 to the Registrant's Registration Statement on Form S-1 filed with the Commission on June 25, 1999 (Registration no. 333-81547) and incorporated herein by this reference.

(4) Previously filed with the Commission as Appendix A to the Registrant's Definitive Proxy Statement on Schedule 14A filed with the Commission on March 23, 2001 (File No. 000-27459) and incorporated herein by this reference.

(5) Previously filed with the Commission as Exhibit 10.3 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001 and incorporated herein by this reference.